                                                                   Exhibit 4.1.1

                          FIRST SUPPLEMENTAL INDENTURE


          First Supplemental Indenture (this "First Supplemental Indenture"), dated as of September 30, 1998 among Truck & Trailer Parts, Inc. ("Truck"), City Truck Holdings, Inc. ("Holdings" and together with Truck, the "Guarantors"), the Company, any other Guarantors (as defined in the Indenture referred to herein) party thereto, any Parent (as defined in the Indenture referred to herein) party thereto and U.S. Trust Company, National Association, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of July 31, 1998 providing for the issuance of 12% Senior Subordinated Notes due 2005 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which subsequent Guarantors shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:


          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. Each of the Guarantors irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and interest and Liquidated Damages, if any, on the Notes, whether at stated maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any interest and Liquidated Damages, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
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          The obligations of the Guarantors to the Holders and to the Trustee
pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

          No stockholder, employee, officer, director or incorporator, as such, past, present or future of the Guarantors shall have any liability under this Guarantee by reason of his or its status as such stockholder, employee, officer, director or incorporator.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantors and their respective successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture or until released in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

          The Obligations of the Guarantors under its Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.


          THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.


          3. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          4. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                              HDA PARTS SYSTEM, INC.
                              an Alabama corporation


                              By: /s/ John J. Greisch
                                 -----------------------------------
                                 Name:    John J. Greisch
                                 Title:   President and Chief Executive Officer


                              CITY TRUCK AND TRAILER PARTS OF ALABAMA, INC., an Alabama corporation


                              By: /s/ John J. Greisch
                                 -----------------------------------
                                 Name:    John J. Greisch
                                 Title:   Vice President


                              CITY TRUCK AND TRAILER PARTS OF ALABAMA,
                              L.L.C.,
                              an Alabama limited liability company

                              HDA PARTS SYSTEM, INC., as sole member

                              By: /s/ John J. Greisch
                                 -----------------------------------
                                 Name:    John J. Greisch
                                 Title:   President and Chief Executive Officer



                              CITY TRUCK AND TRAILER PARTS OF
                              TENNESSEE, INC.,
                              a Tennessee corporation


                              By: /s/ John J. Greisch
                                 -----------------------------------
                                 Name:    John J. Greisch
                                 Title:   Vice President

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                              CITY FRICTION, INC.,

                              an Alabama corporation

                              By: /s/ John J. Greisch
                                 -----------------------------------
                                 Name:    John J. Greisch
                                 Title:   Vice President



                              U.S. TRUST COMPANY,
                              NATIONAL ASSOCIATION
                              as Trustee


                              By: /s/ Sandee Parks
                                 ------------------------------------
                                 Name:    Sandee Parks
                                 Title:   Vice President


                              TRUCK & TRAILER, INC.,
                              a Georgia corporation,
                              as Guarantor


                              By: /s/ John J. Greisch
                                 -----------------------------------
                                 Name:    John J. Greisch
                                 Title:   Vice President


                              CITY TRUCK HOLDINGS, INC.,
                              a Delaware corporation
                              as Guarantor


                              By: /s / John J. Greisch
                                 ------------------------------------
                                 Name:    John J. Greisch
                                 Title:   President and Chief Executive Officer


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